Exhibit A

             Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

DATED: December 10, 2009

By:	/s/ Kim M. Silva

Kim M. Silva
Attorney-in-Fact for:

SPO PARTNERS II, L.P. (1)
SPO ADVISORY PARTNERS, L.P. (1)
SAN FRANCISCO PARTNERS, L.P. (1)
SF ADVISORY PARTNERS, L.P. (1)
SPO ADVISORY CORP. (1)
JOHN H. SCULLY (1)
WILLIAM E. OBERNDORF (1)
WILLIAM J. PATTERSON (1)
EDWARD H. MCDERMOTT (1)
OBERNDORF FAMILY PARTNERS (1)
BILL AND SUSAN OBERNDORF FOUNDATION (1)
WILLIAM AND SUSAN OBERNDORF
TRUST, DATED 10/19/98 (1)

(1) A Power of Attorney authorizing Kim M. Silva to act on behalf of this person or entity has previously been filed with the Securities and Exchange Commission.